As filed with the Securities and Exchange Commission on March 28, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

WHITEHAWK THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	61-1547850
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2 Headquarters Plaza

East Building, 11th Floor

Morristown, NJ 07960

(Address of Principal Executive Offices, including zip code)

Amended and Restated 2021 Equity Incentive Plan

2021 Employee Stock Purchase Plan

(Full title of the plan)

David J. Lennon

Chief Executive Officer

2 Headquarters Plaza

East Building, 11th Floor

Morristown, NJ 07960

(551) 321-2234

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Dan Koeppen, Esq.

Robert L. Wernli, Jr., Esq.

Wilson Sonsini Goodrich & Rosati, P.C.

12235 El Camino Real

San Diego, California 92130

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is filed by Whitehawk Therapeutics, Inc. (the “Registrant”) for the purpose of registering (i) an additional 987,228 shares of common stock of the Registrant reserved for issuance pursuant to future awards under the Registrant’s Amended and Restated 2021 Equity Incentive Plan (the “2021 Plan”) as a result of the annual evergreen increase under the 2021 Plan, (ii) an additional 6,300,000 shares of common stock of the Registrant reserved for issuance pursuant to the 2021 Plan, which was approved by stockholders at a special meeting on February 28, 2025, and (iii) an additional 246,807 shares of common stock of the Registrant reserved for issuance under the 2021 Employee Stock Purchase Plan (the “2021 ESPP”) as a result of the annual evergreen increase under the 2021 ESPP.

Accordingly, contents of (i) the previous Registration Statement on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on March 17, 2022 (File No. 333-263639) (the “2022 Form S-8”), (ii) the previous Registration Statement on Form S-8 filed by the Registrant with the Commission on March 29, 2023 (File No. 333-270933) (the “2023 Form S-8”) and (iii) the previous Registration Statement on Form S-8 filed by the Registrant with the Commission on February 12, 2024 (File No. 333-277020) (the “2024 Form S-8”, and together with the 2022 Form S-8 and 2023 Form S-8, the “Previous Forms S-8”), including the information incorporated by reference therein and the periodic reports filed after the Previous Forms S-8 to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “SEC”):

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 28, 2025 (the “Annual Report”).

(2)

All other reports filed with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report (other than the portions of these documents not deemed to be filed).

(3)

The description of the Registrant’s capital stock contained in Exhibit 4.1 to the Company’s Annual Report on Form 10-K filed with the SEC on March 28, 2025, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The Registrant has filed the exhibits listed on the accompanying Exhibit Index of this Registration Statement.

EXHIBIT INDEX

Exhibit Number			Incorporated by Reference
	Exhibit Description	Filed Herewith	Form	File No.	Exhibit	Filing Date

4.1	Amended and Restated Whitehawk Therapeutics, Inc. 2021 Equity Incentive Plan.		10-K	001-38560	10.5	March 28, 2025

4.2	Form of Stock Option Agreement under the Whitehawk Therapeutics, Inc. 2021 Equity Incentive Plan.		10-K	001-38560	10.6	March 28, 2025

4.3	Form of Restricted Stock Unit Award Agreement under the Whitehawk Therapeutics, Inc. 2021 Equity Incentive Plan.		10-K	001-38560	10.13	March 28, 2025

4.4	Amended and Restated Whitehawk Therapeutics, Inc. 2021 Employee Stock Purchase Plan.		10-K	001-38560	10.7	March 28, 2025

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.	X

23.1	Consent of Independent Registered Public Accounting Firm, BDO USA, P.C.	X

23.3	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1 hereto).	X

24.1	Power of Attorney (included on the signature page hereto)	X

107.1	Filing Fee Table	X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Morristown, State of New Jersey, on March 28, 2025.

WHITEHAWK THERAPEUTICS, INC.

By:	/s/ David J. Lennon
David J. Lennon
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David J. Lennon and Scott Giacobello, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments) on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy, and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact, proxy and agent, or any substitute of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ David J. Lennon David J. Lennon	President, Chief Executive Officer and Director (Principal Executive Officer)	March 28, 2025

/s/ Scott Giacobello Scott Giacobello	Chief Financial Officer (Principal Financial and Accounting Officer)	March 28, 2025

/s/ Caley Castelein Caley Castelein	Chairman	March 28, 2025

/s/ Neil Desai Neil Desai	Director	March 28, 2025

/s/ Behzad Aghazadeh Behzad Aghazadeh	Director	March 28, 2025

/s/ Anupam Dalal Anupam Dalal	Director	March 28, 2025

/s/ Karin Hehenberger Karin Hehenberger	Director	March 28, 2025

/s/ Richard Maroun Richard Maroun	Director	March 28, 2025

/s/ Emma Reeve Emma Reeve	Director	March 28, 2025

/s/ Mohammed Hirmand Mohammed Hirmand	Director	March 28, 2025

/s/ Baiteng Zhao Baiteng Zhao	Director	March 28, 2025